EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

BUSINESS DEVELOPMENT CORPORATION OF AMERICA,

as Seller

and

BDCA-CB FUNDING, LLC,

as Purchaser

Dated as of June 27, 2014

SCHEDULES

Schedule A	[Reserved]
Schedule B	Form of Purchase Notice

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This SALE AND CONTRIBUTION AGREEMENT, dated as of June 27, 2014 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation, as seller (in such capacity, the “Seller”) and BDCA-CB FUNDING, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Closing Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans, assets and related contracts to the capital of the Purchaser on the Closing Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans, assets and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

Article I

DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, Seller, as collateral manager, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent and custodian.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” has the meaning set forth in Section 2.1(b).

“Indemnified Amounts” has the meaning set forth in Section 2.2.

“Indemnified Party” has the meaning set forth in Section 2.2.

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“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Purchase Date” has the meaning set forth in Section 2.1(a).

“Purchase Notice” has the meaning set forth in Section 2.1(a).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Security” means (a) all cash collections, distributions, payments or other amounts received by the Seller from any Person in respect of any Transferred Collateral Loan on or after the related Purchase Date; (b) all Related Documents; (c) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to a Transferred Collateral Loan (in each case, as defined in the UCC); (d) all securities, loans and investments and all other property of any type or nature in which the Seller has an interest relating to a Transferred Collateral Loan; (e) all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Transferred Collateral Loan; and (f) all Proceeds of the foregoing.

“Repurchase Amount” means, for any Warranty Collateral Loan for which a payment or substitution is being made pursuant to this Agreement as of any time of determination, the sum of (i) the greater of (a) an amount equal to the purchase price paid by the Purchaser for such Collateral Loan (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Loan since the date it became a Transferred Collateral Loan and (b) the Asset Cost of such Collateral Loan, and (ii) any accrued and unpaid interest thereon since the last Payment Date.

“Schedule of Collateral Loans” means, individually or collectively, as the context may require, each “Schedule of Collateral Loans” attached to a Purchase Notice.

“Seller” has the meaning set forth in the preamble hereto.

“Transferred Assets” means, collectively, the Transferred Collateral Loans and Related Security that are Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Loans” means each Collateral Loan that is Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Loans” has the meaning set forth in Section 6.1.

Section 1.2           Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

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Section 1.3           Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Article II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1           Conveyances.

(a)          On the terms and subject to the conditions set forth in this Agreement, from time to time after the Closing Date, in the event the Purchaser agrees to acquire additional Collateral Loans (including the Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Seller and the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date (each, a “Purchase Date”) of the proposed Conveyance and attaching a supplement to the Schedule of Collateral Loans identifying the additional Collateral Loans and Related Security proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Purchase Date (each such purchase and sale being herein called a “Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Loan then reported by the Seller on the Schedule of Collateral Loans attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(b)          It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Facility Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

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(c)          On or prior to the Closing Date, the Seller agrees to file, at its own expense, a financing statement or statements with respect to the Transferred Assets that are Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(d)          The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Credit Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(e)          Each of the Seller and the Purchaser agree that prior to any Conveyance of any Transferred Asset hereunder, the Purchaser has no rights to or claim of benefit from any such Transferred Asset.

(f)          Each Conveyance under this Agreement shall be without recourse except as otherwise expressly provided in this Agreement.

Section 2.2           Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to creditworthiness of the related Obligor, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset or (d) any Excluded Taxes.

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Article III

CONSIDERATION AND PAYMENT; REPORTING

Section 3.1           Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value of such Transferred Assets as of such date and shall be (i) on terms no less favorable to the Purchaser than would be the case if the Seller were not an Affiliate of the Purchaser and (ii) effected in accordance with Applicable Law.

Section 3.2           Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Transferred Assets to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collection Account utilized for a Reinvestment pursuant to Section 9.01(a)(ii) of the Credit Agreement and (b) by the Seller making a capital contribution to the Purchaser in an amount equal to the remaining portion of the Purchase Price not paid in cash pursuant to clause (a) above.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1           Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a)          Due Organization. The Seller is a corporation duly organized and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)          Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

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(c)          Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)          Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Security, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (i) above, where such conflicts, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(e)          Governmental Authorizations; Private Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Seller of its obligations under this Agreement and the other Facility Documents to which it is a party, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)          Compliance with Agreements, Laws, Etc. The Seller has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, to the extent applicable, the Seller is in compliance in all material respects with the Subject Laws, and neither the Seller nor, to the Seller’s knowledge, any investor in the Seller is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

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(g)          Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(h)          Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements, (A) all of such Security Entitlements have been credited to the Collection Account, and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (C) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Collateral Manager on its behalf) may cause cash in the Collection Account to be invested in Eligible Investments, and the proceeds thereof to be paid and distributed in accordance with the Credit Agreement; all Covered Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received all consents and approvals required by the terms of any Collateral Loan to the sale and granting of a security interest in the Collateral Loans hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Credit Agreement, will be delivered to the Custodian; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Agent, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.

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(i)          Fair Consideration; No Avoidance for Collateral Loan Payments. With respect to each Transferred Collateral Loan sold hereunder, the Seller sold such Transferred Collateral Loan to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(j)          Eligibility of Transferred Collateral Loans. Each Transferred Collateral Loan that is Conveyed hereunder is not, at the time of such Conveyance, an Ineligible Collateral Loan. As of each Purchase Date, the Schedule of Collateral Loans delivered on such Purchase Date provides an accurate and complete listing of all the Transferred Collateral Loans as of such Purchase Date and the information contained therein with respect to the identity of the Obligor of such Transferred Collateral Loans and the amounts owing with respect thereto is true and correct in all material respects.

(k)          Solvency. The Seller is not the subject of any Insolvency Event. The transactions under this Agreement and any other Facility Document to which the Seller is a party do not and will not render the Seller not Solvent.

(l)          Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not materially misleading.

(m)          Selection Procedures. In selecting the Collateral Loans hereunder and for Affiliates of the Purchaser, no selection procedures (taking into account the type of assets included in the Collateral Loans) were employed which are intended to be adverse to the interests of any Agent or Lender.

(n)          Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

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Article V

COVENANTS OF THE SELLER

Section 5.1           Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a)          Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply in all material respects with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and each Related Security to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party.

(b)          Cash Management Systems: Deposit of Collections. To the extent the Seller (in its capacity as such) receives any Collections with respect to the Transferred Assets, the Seller shall transfer, or cause to be transferred, all such Collections to the Collection Account by the close of business on the second Business Day following the date such Collections are received and identified.

(c)          Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(d)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for such purposes.

(e)          Taxes. The Seller will file on a timely basis all federal and other material tax returns (including foreign, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

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(f)          Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Facility Documents or with respect to the Transferred Assets other than Permitted Liens. For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g)          Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(d) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least ten (10) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(h)          Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Loans; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser.

(i)          Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 5.05 of the Credit Agreement.

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Article VI

WARRANTY LOANS

Section 6.1           Warranty Collateral Loans. The Seller agrees that, with respect to any Transferred Collateral Loan, in the event of a breach of any representation or warranty applicable to a Transferred Asset set forth in Article IV (each such Transferred Collateral Loan, a “Warranty Collateral Loan”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Administrative Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Loan(s) to which such breach relates or (b) substitute for such Warranty Collateral Loan(s) one or more Collateral Loan that is not an Ineligible Collateral Loan with an aggregate Asset Cost at least equal to the Repurchase Amount of the Warranty Collateral Loan(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 30 day period, the representations and warranties in Article IV with respect to such Warranty Collateral Loan shall be made true and correct in all material respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been Conveyed to the Purchaser on such day.

Article VII

CONDITIONS PRECEDENT

Section 7.1           Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)          All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date.

(b)          All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date.

(c)          The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Facility Documents to which it is a party.

(d)          The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d).

(e)          All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Facility Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

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Article VIII

MISCELLANEOUS PROVISIONS

Section 8.1           Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 8.2           Governing Law: Submission to Jurisdiction.

(a)          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Facility Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.3           Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)          in the case of the Purchaser:

BDCA-CB Funding, LLC
405 Park Avenue, 3rd Floor
New York, NY 10022
Attention: General Counsel
Confirmation No.: (212) 415-6500
Email: jtanaka@bdca.com

(b)          in the case of the Seller:

Business Development Corporation of America
405 Park Avenue, 3rd Floor
New York, NY 10022
Attention: General Counsel
Confirmation No.: (212) 415-6500
Email: jtanaka@bdca.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Credit Agreement)

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All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 8.4           Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5           Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

Section 8.6           Further Assurances.

(a)          The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Facility Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b)          The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c)          The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

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Section 8.7           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 8.8           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.9           Binding Effect; Third-Party Beneficiaries. This Agreement and the other Facility Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Collateral Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement. The Seller acknowledges and agrees that the Purchaser’s rights under the Agreement will be assigned to the Collateral Agent, for the benefit of the Secured Parties.

Section 8.10         Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Facility Documents.

Section 8.11         Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, as Seller

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	Chief Investment Officer

BDCA-CB Funding, LLC, as Purchaser

By:	BUSINESS DEVELOPMENT CORPORATION OF AMERICA, its sole member

By:	/s/ Robert K. Grunewald
Name: Robert K. Grunewald
Title: Chief Investment Officer

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Schedule A

[RESERVED]

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Schedule B

FORM OF PURCHASE NOTICE

[DATE]

To:	Citibank, N.A. 390 Greenwich Street, 4th Floor New York, NY 10013 Attention: Vincent Nocerino

Re:	Purchase Notice for Conveyance Date of , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of June 27, 2014 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between BDCA-CB Funding, LLC, as purchaser (the “Purchaser”), and Business Development Corporation of America, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Loans listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price (or portion thereof) to be paid in cash to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:
Name:
Title:

AS ACKNOWLEDGED AND AGREED:

BDCA-CB FUNDING, LLC

By:	Business Development Corporation of America, its sole member

By:
Name:
Title:

Wire Instructions

Bank: ABA: [_____]

Account Name: [_____]

Account Number: [_____]

For further credit to account: [_____]

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Schedule I to Purchase Notice

Schedule of Collateral Loans

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